Fastly Announces Fourth Quarter and Full Year 2021 Financial Results

- Fourth quarter revenue of $97.7 million, up 13% quarter-over-quarter
- Fourth quarter revenue Dollar-Based Net Expansion Rate of 121%
- Annual ARR of 99.2%, demonstrating world class customer retention and low churn

SAN FRANCISCO--(BUSINESS WIRE)-- Fastly, Inc. (NYSE: FSLY), the world's fastest global edge cloud network provider, today announced financial results for its fourth quarter and full year ended December 31, 2021.

"We finished 2021 on a strong note with fourth quarter revenue of $97.7 million, exceeding the midpoint of our guidance range by 7% and demonstrating momentum after facing setbacks earlier in the year," said Joshua Bixby, CEO of Fastly.

"Our foundational technology, differentiated by the scale and efficiency of our network, continues to attract and empower enterprise developers in their moments of inspiration. We continue to uniquely unlock programmable ways for our customers to build modern digital experiences for billions of people every day on our technology," continued Bixby. "Coupled with a strong roadmap of new products, including our recent launch of Fastly's Next-Gen WAF, the industry's first and only unified WAF, we are excited about our opportunities in 2022 as we expand our network and capture the future growth potential of our edge cloud network."

	Three Months Ended		Year Ended	
	December 31 2021	December 31 2020	December 31 2021	December 31 2020
Revenue	$ 97,717	$ 82,649	$ 354,330	$ 290,874
Gross Margin				
GAAP gross margin	50.90%	59.20%	52.90%	58.70%
Non-GAAP gross margin	55.80%	63.70%	57.70%	60.90%
Operating loss				
GAAP operating loss	$ (56,656)	$ (57,344)	$ (219,021)	$ (107,212)
Non-GAAP operating loss	$ (11,734)	$ (8,960)	$ (55,134)	$ (16,918)
Net loss per share				
GAAP net loss per common share—basic and diluted	$ (0.49)	$ (0.40)	$ (1.92)	$ (0.93)
Non-GAAP net loss per common share—basic and diluted	$ (0.10)	$ (0.09)	$ (0.48)	$ (0.18)

Fourth Quarter 2021 Financial Summary

- Total revenue of $97.7 million, representing 13% sequential growth and 18% year-over-year growth.
- GAAP gross margin of 50.9%, compared to 59.2% in the fourth quarter of 2020. Non-GAAP gross margin of 55.8%, compared to 63.7% in the fourth quarter of 2020.
- GAAP net loss of $57.5 million, compared to $45.7 million in the fourth quarter of 2020. Non-GAAP net loss of $11.7 million, compared to $10.5 million in the fourth quarter of 2020.
- GAAP net loss per basic and diluted shares of $0.49 compared to $0.40 in the fourth quarter of 2020. Non-GAAP net loss per basic and diluted shares of $0.10, compared to $0.09 in the fourth quarter of 2020.

Full Year 2021 Financial Summary

- Total revenue of $354.3 million, representing 22% growth year-over-year.
- GAAP gross margin of 52.9%, compared to gross margin of 58.7% in fiscal 2020. Non-GAAP gross margin of 57.7%, compared to gross margin of 60.9% in fiscal 2020.
- GAAP net loss of $222.7 million, compared to $95.9 million in fiscal 2020. Non-GAAP net loss of $55.9 million, compared to $18.8 million in fiscal 2020.

- GAAP net loss per basic and diluted shares of $1.92 compared to $0.93 in fiscal 2020. Non-GAAP net loss per basic and diluted shares of $0.48, compared to $0.18 in fiscal 2020.

For a reconciliation of non-GAAP financial measures to their corresponding GAAP measures, please refer to the reconciliation table at the end of this press release.

Key Metrics

- Trailing 12 month net retention rate (NRR LTM)[1] increased to 118% in the fourth quarter from 114% in the third quarter.
- Dollar-Based Net Expansion Rate (DBNER)[2] increased to 121% in the fourth quarter from 118% in the third quarter.
- Annual Revenue Retention (ARR)[3] was 99.2% in 2021 compared to 99.3% in 2020 showcasing world class customer retention and revenue expansion.
- Total customer count of 2,804 in the fourth quarter, of which 445 were enterprise[4] customers.

Recent Business Highlights

- Launched the edge deployment of our Next-Gen WAF, the industry's first and only unified Web Application Firewall, a key milestone in the integration of Signal Sciences' industry-leading WAF and fulfilling Fastly's vision for effective yet performant web app and API protection at the network edge.
- A new integration with Glitch and Compute@Edge – which saw more than 2,000 enterprise developer sign-ups in the first week of its beta – enables developers of millions of sophisticated Glitch apps to deploy to the edge with 100x faster code execution startup time than other serverless solutions.
- Welcomed Chief Product Officer Lakshmi Sharma and Chief Marketing Officer Margaret Arakawa who both bring broad experience scaling complex businesses with highly relevant cloud, security and go-to-market expertise from Google and Microsoft, respectively.

First Quarter and Full Year Fiscal 2022 Guidance

	Q1 2022	Full Year 2022
Total Revenue (millions)	$97 - $100	$400 - $410
Non-GAAP Operating Loss (millions)	($18) - ($15)	($70) - ($60)
Non-GAAP Net Loss Per Share (5)(6)	($0.15) - ($0.13)	($0.60) - ($0.50)

Conference Call Information

Fastly will host an investor conference call to discuss its results at 2:00 p.m. PT / 5:00 p.m. ET on Wednesday, February 16, 2022.

Time:	2:00 p.m. PT / 5:00 p.m. ET
Webcast:	https://investors.fastly.com
Dial-in:	888-330-2022 (US/CA) or 646-960-0690 (Intl.)
Conf. ID#:	7543239

Please dial in at least 10 minutes prior to the 2:00 p.m. PT start time. A live webcast of the call will be available at https://investors.fastly.com where listeners may log on to the event by selecting the webcast link under the "Quarterly Results" section.

A telephone replay of the conference call will be available at approximately 5:00 p.m. PT, February 16 through March 8, 2022 by dialing 800-770-2030 or 647-362-9199 and entering the passcode 7543239.

About Fastly

Fastly is upgrading the internet experience to give people and organizations more control, faster content, and more dynamic applications. By combining the world's fastest global edge cloud network with powerful software, Fastly helps customers develop, deliver, and secure modern distributed applications and compelling digital experiences. Fastly's customers include many of the world's most prominent companies, including Pinterest, The New York Times, and GitHub. For more information on our mission and products, visit https://www.fastly.com/.

Forward Looking Statements This press release contains “forward-looking” statements that are based on our beliefs and assumptions and on information currently available to us on the date of this press release. Forward-looking statements may involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from those expressed or implied by the forward-looking statements. These statements include, but are not limited to, statements regarding our future financial and operating performance, including our outlook and guidance, the demand for our platform, our ability to expand our network, the success of our Next-Gen WAF, and our ability to deliver on our long-term strategy. Except as required by law, we assume no obligation to update these forward-looking statements publicly or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future. Important factors that could cause our actual results to differ materially are detailed from time to time in the reports Fastly files with the Securities and Exchange Commission (SEC), including in our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2021. Additional information will also be set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021. Copies of reports filed with the SEC are posted on Fastly’s website and are available from Fastly without charge. Use of Non-GAAP Financial Measures To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States ("GAAP"), the Company uses the following non-GAAP measures of financial performance: non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating loss, non-GAAP net loss, non-GAAP basic and diluted net loss per common share, non-GAAP research and development, non-GAAP sales and marketing, non-GAAP general and administrative, free cash flow and adjusted EBITDA. The presentation of this additional financial information is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. These non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP. In addition, these non-GAAP financial measures may be different from the non-GAAP financial measures used by other companies. These non-GAAP measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. Management compensates for these limitations by reconciling these non-GAAP financial measures to the most comparable GAAP financial measures within our earnings releases. Non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating loss, non-GAAP net loss and non-GAAP basic and diluted net loss per common share, non-GAAP research and development, non-GAAP sales and marketing, and non-GAAP general and administrative differ from GAAP in that they exclude stock-based compensation expense, amortization of acquired intangible assets, acquisition-related expenses and amortization of debt discount and issuance costs. : excludes stock-based compensation expense, depreciation and other amortization expenses,Adjusted EBITDA amortization of acquired intangible assets, acquisition-related expenses, interest income, interest expense (including amortization of debt discount and issuance costs) other income (expense), (net), and income taxes. : consists of one-time expenses related to the acquisition related activities.Acquisition-related Expense Management considers its operating results without the one-time acquisition-related expense when evaluating its ongoing non-GAAP performance and its ongoing adjusted EBITDA performance because these charges are one-time and may not be reflective of our core business, ongoing operating results, or future outlook. : consists of non-cash charges that can be affected by the timing andAmortization of Acquired Intangible Assets magnitude of asset purchases and acquisitions. Amortization of acquired intangible assets is included in the following cost and expense line items of our GAAP presentation: cost of revenue and sales and marketing. Management considers its operating results without the amortization expense of our acquired intangible assets when evaluating its ongoing non-GAAP performance and its ongoing adjusted EBITDA performance because these charges are non-cash expenses that can be affected by the timing and magnitude of asset purchases and acquisitions and may not be reflective of our core business, ongoing operating results, or future outlook. : consists primarily of amortization expense related to our debtAmortization of Debt Discount and Issuance Costs obligations. Management considers its adjusted EBITDA results without this activity when evaluating its ongoing performance because it is not believed by management to be reflective of our core business, ongoing operating results or future outlook. These are included in our total interest expense.

Capital Expenditures: cash used for purchases of property and equipment and capitalized internal-use software, as reflected in our statement of cash flows.

Depreciation and Other Amortization Expense: consists of non-cash charges that can be affected by the timing and magnitude of asset purchases. Depreciation and amortization expense is included in the following cost and expense line items of our GAAP presentation: cost of revenue, research and development, sales and marketing, and general and administrative. Management considers its operating results without the depreciation and other amortization expense when evaluating its ongoing adjusted EBITDA performance because these charges are non-cash expenses that can be affected by the timing and magnitude of asset purchases and may not be reflective of our core business, ongoing operating results, or future outlook.

Free Cash Flow: calculated as net cash used in operating activities less capital expenditures.

Income Taxes: consists primarily of expenses recognized related to state and foreign income taxes. In fiscal 2020, we recognized an income tax benefit from the result of a reduction in the valuation allowance recorded against our net deferred tax assets. In connection with the acquisition of Signal Sciences in 2020, we recorded a net deferred tax liability which provides an additional source of taxable income to support the realization of the pre-existing deferred tax assets. Management considers its adjusted EBITDA results without these charges when evaluating its ongoing performance because it is not believed by management to be reflective of our core business, ongoing operating results or future outlook.

Interest Expense: consists primarily of interest expense related to our debt instruments, including amortization of debt discount and issuance costs. Management considers its operating results without total interest expense when evaluating its ongoing adjusted EBITDA performance because it is not believed by management to be reflective of our core business, ongoing operating results or future outlook.

Interest Income: consists primarily of interest income related to our marketable securities. Management considers its adjusted EBITDA results without this activity when evaluating its ongoing performance because it is not believed by management to be reflective of our core business, ongoing operating results or future outlook.

Non-GAAP Operating Loss: calculated as GAAP revenue less non-GAAP cost of revenue and non-GAAP operating expenses.

Other Income (Expense), Net: consists primarily of foreign currency transaction gains and losses. Management considers its operating results without other expense, net when evaluating its ongoing adjusted EBITDA performance because it is not believed by management to be reflective of our core business, ongoing operating results or future outlook.

Stock-based Compensation Expense: consists of expenses for stock options, restricted stock units, performance awards, restricted stock awards and Employee Stock Purchase Plan ("ESPP") under our equity incentive plans. Stock-based compensation is included in the following cost and expense line items of our GAAP presentation: cost of revenue, research and development, sales and marketing, and general and administrative.

Although stock-based compensation is an expense for the Company and is viewed as a form of compensation, management excludes stock-based compensation from our non-GAAP measures and adjusted EBITDA results for purposes of evaluating our continuing operating performance primarily because it is a non-cash expense not believed by management to be reflective of our core business, ongoing operating results, or future outlook. In addition, the value of some stock-based instruments is determined using formulas that incorporate variables, such as market volatility, that are beyond our control.

Management believes these non-GAAP financial measures and adjusted EBITDA serve as useful metrics for our management and investors because they enable a better understanding of the long-term performance of our core business and facilitate comparisons of our operating results over multiple periods and to those of peer companies, and when taken together with the corresponding GAAP financial measures and our reconciliations, enhance investors' overall understanding of our current financial performance.

Key Metrics

[1] We calculate LTM Net Retention Rate by dividing the total customer revenue for the prior twelve-month period (“prior 12-month period”) ending at the beginning of the last twelve-month period (“LTM period”) minus revenue contraction due to billing decreases or customer churn, plus revenue expansion due to billing increases during the LTM period from the same customers by the total prior 12-month period revenue. We believe the LTM Net Retention Rate is supplemental as it removes some of the volatility that is inherent in a usage-based business model.

[2] We calculate Dollar-Based Net Expansion Rate by dividing the revenue for a given period from customers who remained customers as of the last day of the given period (the "current" period) by the revenue from the same customers for the same period measured one year prior (the "base" period). The revenue included in the current period excludes revenue from (i) customers that churned after the end of the base period and (ii) new customers that entered into a customer agreement after the end of the base period.

[3] Annual revenue retention rate is calculated by multiplying the final full month of revenue from a customer that terminated its contract with us (a Churned Customer) by the number of months remaining in the same calendar year (Annual Revenue Churn). The quotient of the Annual revenue Churn from all of our Churned Customers divided by our annual revenue of the same calendar year is then subtracted from 100% to determine our annual revenue retention rate.

[4] Enterprise customers are defined as those spending $100,000 or more in a twelve-month period.

[5] Assumes weighted average basic shares outstanding of 119.3 million in Q1 2022 and 121.0 million for the full year 2022.

[6] Non-GAAP Net Loss per share calculation is full-year Non-GAAP Net Loss divided by weighted average basic shares for the full year.

Condensed Consolidated Statements of Operations
(in thousands, except per share amounts, unaudited)

	Three months ended December 31,		Year ended December 31,	
	2021	2020	2021	2020
Revenue	$ 97,717	$ 82,649	$ 354,330	$ 290,874
Cost of revenue[(1)]	47,944	33,753	167,002	120,007
Gross profit	$ 49,773	$ 48,896	$ 187,328	$ 170,867
Operating expenses:				
Research and development[(1)]	34,997	25,590	126,859	74,814
Sales and marketing[(1)]	42,151	34,765	152,645	101,181
General and administrative[(1)]	29,281	45,885	126,845	102,084
Total operating expenses	106,429	106,240	406,349	278,079
Loss from operations	(56,656)	(57,344)	(219,021)	(107,212)
Interest income	552	178	1,282	1,628
Interest expense	(1,593)	(452)	(5,245)	(1,549)
Other income (expense), net	201	(697)	356	(279)
Loss before income tax expense (benefit)	(57,496)	(58,315)	(222,628)	(107,412)
Income tax expense (benefit)	25	(12,611)	69	(11,480)
Net loss	$ (57,521)	$ (45,704)	$ (222,697)	$ (95,932)
Net loss per share attributable to common stockholders, basic and diluted	$ (0.49)	$ (0.40)	$ (1.92)	$ (0.93)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	118,161	112,902	116,053	103,552

[(1)] Includes stock-based compensation expense as follows:

	Three months ended December 31,	Year ended December 31,

  2021     2020     2021     2020   Cost of revenue $ 2,316  $ 1,255  $ 7,227  $ 3,889  Research and development   15,675    7,017    47,019    17,112  Sales and marketing   11,399    5,275    31,159    17,028  General and administrative   10,198    16,134    55,083    26,404  Total $ 39,588  $ 29,681  $ 140,488  $ 64,433  Condensed Consolidated Balance Sheets (in thousands, unaudited) As of December 31,   2021     2020   Assets Current assets: Cash and cash equivalents $ 166,068  $ 62,900  Marketable securities   361,795    131,283  Accounts receivable, net   64,625    50,258  Restricted cash   —    87  Prepaid expenses and other current assets   32,160    16,728  Total current assets $ 624,648  $ 261,256  Property and equipment, net   160,061    95,979  Operating lease right-of-use assets, net   69,631    60,019  Goodwill   636,805    635,590  Intangible assets, net   102,596    121,742  Marketable securities, non-current   528,911    20,448  Other assets   29,468    24,917  Total assets $ 2,152,120  $ 1,219,951  Liabilities and Stockholders’ Equity Current liabilities: Accounts payable $ 9,257  $ 9,150  Accrued expenses   36,112    34,334  Finance lease liabilities   21,125    11,033  Operating lease liabilities, current   20,271    19,895  Other current liabilities   38,207    19,677  Total current liabilities   124,972    94,089  Long-term debt, less current portion   933,205    —  Finance lease liabilities, noncurrent   22,293    14,707  Operating lease liabilities, noncurrent   55,114    44,890  Other long-term liabilities   2,583    4,400  Total liabilities   1,138,167    158,086  Stockholders’ equity: Class A and Class B common stock   2    2  Additional paid-in capital   1,527,468    1,350,050  Accumulated other comprehensive income (loss)   (2,627)   6  Accumulated deficit   (510,890)   (288,193) Total stockholders’ equity   1,013,953    1,061,865  Total liabilities and stockholders’ equity $ 2,152,120  $ 1,219,951  Condensed Consolidated Statement of Cash Flows (in thousands, unaudited) Year ended December 31,   2021       2020   Cash flows from operating activities: Net loss $ (222,697) $ (95,932) Adjustments to reconcile net loss to net cash used in operating activities: Depreciation and amortization   28,799    19,979

Amortization of acquired intangibles   21,238    5,078  Amortization of right-of-use assets and other   26,883    21,765  Amortization of debt issuance costs   3,185    219  Amortization of deferred contract costs   6,294    3,516  Stock-based compensation   140,488    64,433  Provision for Credit losses   196    1,719  Interest paid on capital leases   (1,754)   (688) Gain (loss) on disposal of property and equipment   (300)   653  Tax benefit related to release of valuation allowance   —    (12,950) Other adjustments   2,225    624  Changes in operating assets and liabilities: Accounts receivable   (14,563)   (9,264) Prepaid expenses and other current assets   (4,777)   (5,550) Other assets   (10,423)   (17,162) Accounts payable   146    4,059  Accrued expenses   4,261    12,992  Operating lease liabilities   (26,447)   (18,264) Other liabilities   8,764    4,857  Net cash used in operating activities   (38,482)   (19,916) Cash flows from investing activities: Purchases of marketable securities   (928,155)   (269,059) Sales of marketable securities   66,527    143,241  Maturities of marketable securities   118,085    88,719  Acquisition of business, net of cash acquired   (1,169)   (200,988) Proceeds from sale of property and equipment   588    575  Purchases of property and equipment   (34,816)   (29,569) Capitalized internal-use software   (13,479)   (6,131) Purchases of intangible assets   (2,092)   (1,811) Net cash used in investing activities   (794,511)   (275,023) Cash flows from financing activities: Proceeds from follow-on public offering, net of underwriting fees   —    274,896  Payments of costs related to follow-on public offering   —    (675) Issuance of convertible note, net of issuance costs   930,775    —  Proceeds from borrowings under notes payable   —    (20,300) Payments of debt issuance costs   (1,351)   —  Repayments of finance lease liabilities   (13,568)   (5,773) Proceeds from Employee Stock Purchase Plan   8,069    9,318  Proceeds from exercise of vested stock options   12,626    15,273  Net cash provided by financing activities $ 936,551  $ 272,739  Effects of exchange rate changes on cash, cash equivalents, and restricted cash $ (477) $ (149) Net increase (decrease) in cash, cash equivalents, and restricted cash   103,081    (22,349) Cash, cash equivalents, and restricted cash at beginning of period   63,880    86,229  Cash, cash equivalents, and restricted cash at end of period $ 166,961  $ 63,880  Condensed Consolidated Statement of Cash Flows - Continued (in thousands, unaudited) Year ended December 31,   2021       2020   Supplemental disclosure of cash flow information: Cash paid for interest $ 1,938 $ 1,590 Cash paid for income taxes, net of refunds received $ 267  $ 1,219  Property and equipment additions not yet paid in cash $ 193  $ 3,184  Vesting of early-exercised stock options $ 405  $ 467  Cashless exercise of common stock warrants $ -  $ 1,557  Stock-based compensation capitalized to internal-use software $ 4,446  $ 2,034

Assets obtained in exchange for operating lease obligations	$ 32,458	$ 23,827
Assets obtained in exchange for finance lease obligations	$ 31,005	$ 22,541
Fair value of common stock issued as consideration for a business combination	$ -	$ 536,432
Receivable for restricted stock award settlement	$ 10,654	$ -
Reconciliation of cash, cash equivalents, and restricted cash as shown in the statements of cash flows		
Cash and cash equivalents	$ 166,068	$ 62,900
Restricted cash	-	87
Restricted cash included in other assets	893	893
Total cash, cash equivalents, and restricted cash	$ 166,961	$ 63,880

Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, unaudited)

	Three months ended December 31,		Year ended December 31,	
	2021	2020	2021	2020
Gross Profit				
GAAP gross Profit	$ 49,773	$ 48,896	$ 187,328	$ 170,867
Stock-based compensation—Cost of revenue	2,316	1,255	7,227	3,889
Amortization of acquired intangible assets	2,475	2,475	9,900	2,475
Non-GAAP gross profit	$ 54,564	$ 52,626	$ 204,455	$ 177,231
GAAP gross margin	50.9%	59.2%	52.9%	58.7%
Non-GAAP gross margin	55.8%	63.7%	57.7%	60.9%
Research and development				
GAAP research and development	$ 34,997	$ 25,590	$ 126,859	$ 74,814
Stock-based compensation	(15,675)	(7,017)	(47,019)	(17,112)
Non-GAAP research and development	$ 19,322	$ 18,573	$ 79,840	$ 57,702
Sales and marketing				
GAAP sales and marketing	$ 42,151	$ 34,765	$ 152,645	$ 101,181
Stock-based compensation	(11,399)	(5,275)	(31,159)	(17,028)
Amortization of acquired intangible assets	(2,710)	(2,603)	(10,944)	(2,603)
Non-GAAP sales and marketing	$ 28,042	$ 26,887	$ 110,542	$ 81,550
General and administrative				
GAAP general and administrative	$ 29,281	$ 45,885	$ 126,845	$ 102,084
Stock-based compensation	(10,198)	(16,134)	(55,083)	(26,404)
Acquisition-related expenses	(149)	(13,625)	(2,555)	(20,783)
Non-GAAP general and administrative	$ 18,934	$ 16,126	$ 69,207	$ 54,897
Operating loss				
GAAP operating loss	$ (56,656)	$ (57,344)	$ (219,021)	$ (107,212)
Stock-based compensation	39,588	29,681	140,488	64,433
Amortization of acquired intangible assets	5,185	5,078	20,844	5,078
Acquisition-related expenses	149	13,625	2,555	20,783
Non-GAAP operating loss	$ (11,734)	$ (8,960)	$ (55,134)	$ (16,918)
Net loss				
GAAP net loss	$ (57,521)	$ (45,704)	$ (222,697)	$ (95,932)
Stock-based compensation	39,588	29,681	140,488	64,433
Amortization of acquired intangible assets	5,185	5,078	20,844	5,078
Acquisition-related expenses	149	13,625	2,555	20,783
Acquisition-related tax benefit	—	(13,154)	—	(13,154)

Amortization of debt issuance costs   947    —    2,907    —  Non-GAAP net loss $ (11,652) $ (10,474) $ (55,903) $ (18,792)   Non-GAAP net loss per common share—basic and diluted $ (0.10) $ (0.09) $ (0.48) $ (0.18) Weighted average basic and diluted common shares $ 118,161  $ 112,902  $ 116,053  $ 103,552    Adjusted EBITDA GAAP net loss $ (57,521) $ (45,704) $ (222,697) $ (95,932) Stock-based compensation   39,588    29,681    140,488    64,433  Depreciation and other amortization   8,228    5,568    29,208    19,979  Amortization of acquired intangible assets   5,185    5,078    20,844    5,078  Interest income   (552)   (178)   (1,282)   (1,628) Interest expense   1,593    452    5,245    1,549  Other (income) expense, net   (201)   697    (356)   279  Income taxes   25    543    69    1,674  Acquisition-related expenses   149    13,625    2,555    20,783  Acquisition-related tax benefit   —    (13,154)   —    (13,154) Adjusted EBITDA $ (3,506) $ (3,392) $ (25,926) $ 3,061  Source: Fastly, Inc. Contacts Investor Contact: Vernon Essi, Jr. ir@fastly.com Media Contact: press@fastly.com Source: Fastly, Inc.